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[SBL Logo]
SECURITY BENEFIT LIFE
INSURANCE COMPANY
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A MEMBER OF THE SECURITY                               700 SW HARRISON ST.
BENEFIT GROUP OF COMPANIES                             TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000


                                                           SBL VARIABLE PRODUCTS
                                                           BROKER/DEALER
                                                           SALES AGREEMENT


BROKER/DEALER:

EFFECTIVE DATE:

   1. Security Benefit Life Insurance Company, of Topeka, Kansas, and its affiliated company, Security Distributors, Inc., hereinafter jointly called "SBL", hereby authorize the above-designated Broker/Dealer to solicit and service (1) variable annuities issued under Security Benefit Life Insurance Company's several Variable Annuity Accounts and (2) variable life insurance policies issued under Security Benefit Life Insurance Company's variable life accounts, each of which has been registered as securities under the Securities Act of 1933 with Security Distributors, Inc. (a member of the National Association of Securities Dealers, Inc.) having been designated Principal Underwriter thereof. Said variable annuity contracts and variable life insurance policies are referred to herein as "Variable products."

   2. Broker/Dealer hereby accepts such authorization to solicit and service such SBL variable products and confirms that it is properly licensed to solicit and service such variable products for SBL and is a member in good standing of the National Association of Securities Dealers, Inc., hereinafter called "NASD", and further agrees to notify SBL if it ceases to be a member of NASD.

   3. Broker/Dealer shall have the authority to recruit, train and supervise registered representatives for the sale of variable products of SBL. Appointment of any registered representative shall be subject to prior approval of SBL. SBL reserves the right to require termination of any registered representative's right to sell SBL variable products. Broker/Dealer shall be responsible for any registered representative appointed hereunder complying with the terms, conditions and limitations as set forth in this Agreement. All registered representatives recruited by Broker/Dealer to sell SBL's variable products shall be duly licensed as annuity producers and/or insurance producers pursuant to applicable state laws and regulations. Broker/Dealer shall be responsible for any registered representative becoming so licensed.

   4. Commissions on stipulated payments or premiums accepted by SBL on behalf of an annuitant, participant, or policyholder of a variable product covered by this Agreement will be in accordance with the Schedule of Commissions made part of this Agreement, and are in full consideration of all services rendered and expenses incurred hereunder by the Broker/Dealer or its representatives. First year commissions are payable when an individual variable annuity contract, group variable annuity certificate or variable life insurance policy is issued and paid for upon an application submitted through Broker/Dealer and accepted by the applicant thereof. Broker/Dealer is not authorized to deduct commissions prior to forwarding any remittance received to SBL. All checks or drafts received by the Broker/Dealer in regards to any variable product shall be made payable to Security Benefit Life Insurance Company. All compensation payable hereunder shall be subject to a first lien and may be reduced or set off as to any indebtedness owed by the Broker/Dealer to SBL. Any commissions paid to a third party at the request of the Broker/Dealer shall be deducted from the commissions payable hereunder.

   5. Broker/Dealer agrees to be bound by the terms, conditions and limitations set forth in this Agreement and the rules and practices of SBL that are now and hereafter in force. Broker/Dealer agrees not to solicit or submit applications for variable products to SBL unless it and its registered representatives are properly licensed, and further agrees that it will conform to all applicable state, federal and local laws and regulations in conducting business under this Agreement. Both parties hereby agree to abide by the applicable Rules of Fair Practice of the NASD which Rules are incorporated herein as set forth in full. The signing of this Agreement and the purchase of variable products pursuant thereto is a representation of SBL that Broker/Dealer is a properly registered Broker/Dealer under the Securities and Exchange Act of 1934.

   6. Neither the Broker/Dealer nor its representatives are authorized to make any representations concerning the variable products, its sponsor (SBL), the principal underwriter (Security Distributors, Inc.) or the underlying mutual funds except those contained in the applicable current prospectuses and in the printed information furnished by SBL. Broker/Dealer agrees not to use any other advertising or sales material relating to the variable products unless specifically approved in writing by SBL.

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   7.  Broker/Dealer is not authorized and has no authority (a) to make, alter or discharge any contract for or on behalf of SBL, (b) endorse any check or draft payable to SBL, (c) to accept any variable product consideration after the initial remittance, (d) to waive or modify any prospectus, contract, policy or application provision, condition or obligation, and
       (e) to extend the time for payment of any variable product consideration or accept payment of any past due variable product consideration.

   8. This Agreement shall not create or be construed as creating an Employer-Employee or Master-Servant relationship between Broker/Dealer and SBL.

   9. Broker/Dealer agrees to keep accurate records on all business written and moneys received under this Agreement. Such records may be examined by SBL or its representatives at any reasonable time. All moneys and documents belonging to SBL in possession of Broker/Dealer shall be held in trust and shall not be used or commingled with funds or property belonging to Broker/Dealer and shall be promptly remitted to SBL. Broker/Dealer agrees to be responsible for any county or municipal occupational or privilege fee, tax or license which may be required of Broker/Dealer or its representatives as a result of business submitted under this Agreement.

  10. Neither this Agreement nor the compensation payable hereunder shall be assigned or pledged without the written consent of SBL. SBL reserves the right to reject any assignment or pledge.

  11. No consent or change in this agreement shall be binding upon SBL unless in writing and signed by the president, vice president, secretary or an assistant secretary of SBL. Any failure of SBL to insist upon strict compliance with the provisions of this Agreement shall not constitute or be construed as a waiver thereof.

  12. SBL shall have the right to decline or modify any application or to refund any variable product consideration or any portion thereof, and Broker/Dealer shall refund immediately upon request any commissions received in connection therewith. All applications for variable products are subject to acceptance by SBL and become effective only upon confirmation by SBL. Broker/Dealer agrees to return to SBL without delay any commissions received on a variable product, contract or policy if such contract or policy is tendered for redemption within seven (7) business days after acceptance of the application by SBL.

  13. Variable products, contracts and policies will be offered to the public at the price as outlined in the applicable variable product's current prospectus. All cash surrenders require the written request and consent of the contract or policy owner and such surrenders will conform to the provisions set forth in the applicable contract or policy.

  14. SBL has been and is designated Administrative Agent of Security Distributors, Inc. to perform duties, including recordkeeping and payment of commissions, necessary under this Agreement in connection with the solicitation, sales and servicing of variable annuity contracts sold and solicited hereunder.

  15. SBL reserves the right to amend or terminate this Agreement at any time. In the event Broker/Dealer ceases to be a member in good standing of the NASD, this Agreement shall terminate automatically without notice. After termination Broker/Dealer upon request, shall without delay pay in full any indebtedness owed to SBL and return all SBL property to their home office. In the event Broker/Dealer ceases doing business in such manner that servicing would be impossible, SBL reserves the right to reassign the business and service fees to another Broker/Dealer. Should Broker/Dealer fail to comply with any of the terms of this Agreement, SBL reserves the right to terminate this Agreement and terminate vesting as to all commissions payable thereunder.

  16. This Agreement is effective as of the Effective Date set forth above and replaces any previous agreement between the parties relating to variable products of SBL except as to any commissions payable thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.                 BROKER/DEALER

By
   --------------------------------         ------------------------------------
      Title:                                      (Signature of Principal)

                                            ------------------------------------
                                                     (Name of Principal)
SECURITY BENEFIT LIFE INSURANCE COMPANY

By
   --------------------------------         ------------------------------------
      Title:                                 Title:

                                  [ ] Individual [ ] Corporation [ ] Partnership

                                  Tax Identification No.
                                                        ------------------------

[SBL Logo]
SECURITY BENEFIT LIFE
INSURANCE COMPANY
--------------------------------------------------------------------------------
A MEMBER OF THE SECURITY                               700 SW HARRISON ST.
BENEFIT GROUP OF COMPANIES                             TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000


                                                       SBL VARIABLE PRODUCTS
                                                       COMMISSION SCHEDULE

                                             VARIFLEX SIGNATURE VARIABLE ANNUITY
                                                Individual and Group Unallocated


Broker/Dealer:

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission Schedule is hereby made a part of and amends the SBL Variable Products Agreement (the "Agreement") with Security Benefit Life Insurance Company and Security Distributors, Inc., (hereinafter jointly called "SBL") and commissions payable hereunder are subject to the provisions contained in the Agreement and this Commission Schedule. Minimum Purchase Payments are as set out in the applicable prospectus and contract. Commissions to a Broker/Dealer are equal to the percentage of Purchase Payments written by that Broker/Dealer, as follows:

1. The rate of commissions paid on Purchase Payments made with respect to each particular Variflex Signature Contract will be based on the length of time since the Contract Date that the Purchase Payment was received by SBL and the issue age of the Owner (or of the Annuitant if the contract is owned by a non-natural person) as set forth in the Tables below. For group unallocated contracts, commissions shall be paid using Table A without reference to the age of the Owner or any Participant.

                                      TABLE A                 TABLE B
 NUMBER OF YEARS SINCE THE       ISSUE AGE 0 - 80        ISSUE AGE 81 - 90
       CONTRACT DATE             COMMISSION RATE*         COMMISSION RATE*
            1                         5.00%                   3.00%
            2                         5.00%                   3.00%
            3                         4.00%                   2.00%
            4                         3.00%                   1.00%
            5                         2.00%                   0.00%
   6 and thereafter                   0.00%                   0.00%

     *No Commission will be paid on Purchase Payments made which are less than the minimum specified in the prospectus.

2. ASSET BASED COMMISSIONS: SBL will pay an asset based commission at the end of each calendar month on the aggregate Contract Value of Variflex Signature Contracts for which the initial Purchase Payment is more than 12 months old. On an annual basis, the asset based commission will be equal to the amounts set forth in the Tables below. The amount of the asset based commission is dependent on the Contract Year and the issue age of the Owner (or of the Annuitant if the Contract is owned by a non-natural person). For group unallocated contracts, asset based commission shall be paid using Table A without reference to the age of the Owner or any Participant. No asset based commission will be paid on Contracts which have annuitized under a life contingent annuity option. An Annuitization Fee may be available as discussed in paragraph 5.

                                       TABLE A                 TABLE B
                                  ISSUE AGE 0 - 80        ISSUE AGE 81 - 90
            CONTRACT YEAR            ANNUAL RATE             ANNUAL RATE
                  1                        0%                      0%
                  2                      .25%                    .25%
                  3                      .25%                    .25%
                  4                      .25%                    .25%
                  5                      .25%                    .25%
           6 and thereafter             1.00%                    .80%

3. CONTRACT YEAR: For the purpose of this Commission Schedule, the term "Contract Year" shall be measured from the date the first Purchase Payment is credited to the Contract.

4. TRANSFER OF SBL CONTRACT VALUES: No commission (including asset based commission) is paid on the transfer of cash, loan or surrender value of a life insurance or annuity contract issued by SBL or other members of The Security Benefit Group of Companies applied to a Variflex Signature Contract under this Commission Schedule.

     Death Benefit Applied to an Annuity Option: In the event that a beneficiary under a Variflex Signature Contract under this Commission Schedule applies the death benefit to one of the annuity forms under the Contract, no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 5.

5. ANNUITIZATION: An Annuitization Fee will be paid to Broker/Dealers who secure from the Contract Owner (or his or her beneficiary) the proper forms and information to commence an immediate life contingent annuity option and has significantly assisted the client and SBL in such settlement. The Annuitization Fee will be equal to 4% of the amount applied to a fixed life contingent annuity option and 2% of the amount applied to a variable life contingent annuity option. This provision relating to the payment of an annuitization fee is inapplicable to group unallocated contracts.

6.   COMMISSION CHARGEBACK PROVISIONS:

     Full Withdrawals from the Contract: Any commissions paid on Purchase Payments received will be charged back to the Broker/Dealer in the event of a full withdrawal within the first Contract Year.

     Partial Withdrawals in the First Contract Year: Commission chargebacks will be made in the first Contract Year on partial withdrawals which exceed the Free Amount. The amount of the chargeback will be equal to the amount of the withdrawal which exceeds the Free Amount, multiplied by the average commission rate paid. The Free Amount is 10% of the Purchase Payments made as of the date of the partial withdrawal, reduced by any previous withdrawals that were not subject to a chargeback. The average commission rate paid is equal to the total commission paid on the Contract divided by the total Purchase Payments made as of the date of the partial withdrawal.

     Death Benefit Paid in First Contract Year: Any Commission paid on a Contract under which a death benefit is paid during the first Contract Year shall be charged back to the Broker/Dealer if the age of any Contract Owner (or Annuitant if the Owner is a non-natural person) on the Contract Date was 76 or older. This provision relating to commission chargeback for Death Benefits paid in the first Contract Year is inapplicable to group unallocated contracts.

7. CHANGE OF COMMISSION SCHEDULE: Notwithstanding any other provision of the Agreement to the contrary, the following provisions shall apply. SBL reserves the right at any time, with or without notice, to change, modify or discontinue the commissions, asset based commissions or any other compensation payable under this Commission Schedule. However, any such change will not apply to the commissions or asset based commissions applicable to Contracts issued before the effective date of such change.

8. CHANGE OF DEALER: A Contract Owner shall have the right to designate a new broker/dealer, or terminate a broker/dealer without designating a replacement, by sending written notice of such designation to SBL. Upon written notice to SBL by the owner of the designation of a new broker/dealer, all the commissions and asset based commissions shall be payable to the new broker/dealer. Upon written notice to SBL by the owner of termination of Broker/Dealer, without designating a new broker/dealer, SBL shall cease paying commissions and asset based commissions to Broker/Dealer.

9. TERMINATION OF THE AGREEMENT/VESTING: In the event of termination of the Agreement for any reason, all rights to receive commissions, asset based commissions or other compensation under this Commission Schedule shall be terminated, unless each of the following requirements is met: (i) the Agreement has been in force for at least one year; (ii) Broker/Dealer is at the time such commissions are payable properly licensed to receive such commissions; (iii) Broker/Dealer is providing service to the Contract Owner and performing its duties in a manner satisfactory to SBL; (iv) commissions paid to Broker/Dealer in the previous calendar year amounted to at least $500; and (v) Broker/Dealer has not been terminated, nor a new broker/dealer designated, by the Contract Owner as set forth in paragraph 8 above.

THIS COMMISSION SCHEDULE replaces any previous Commission Schedule for the Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY


By:     RICHARD K RYAN                   By:     RICHARD K RYAN
       ----------------------                    ------------------------------

Title:    PRESIDENT                      Title:  SENIOR VICE PRESIDENT - SALES
       ----------------------                    ------------------------------